Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of report (date of earliest event reported):
November 6, 2006

NaturalNano, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

150 Lucius Gordon Drive, Suite 115
West Henrietta, New York 14586
(Address of principal executive offices)

(585) 214-8005
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 6, 2006, we issued a press release announcing our adoption of a strategy to focus on the nanocomposite segment of the polymer composite market for our first products. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

In the coming weeks, we expect to have meetings with various parties to discuss our product development strategy and we expect to disclose in those meetings that we currently project that we will have revenues from the commercial sale of products during the fourth quarter of 2007 and expect to achieve positive cash flow by the third quarter of 2008.

Cautionary Note Regarding Forward Looking Statements

Statements made in this Current Report on Form 8-K (including in the press release filed herewith as Exhibit 99.1 and incorporated herein by reference), as well as statements made by us in periodic filings with governmental entities, press releases and other public communications, that reflect management's current assumptions and estimates of future performance may contain forward-looking statements to future events or future financial performance that involves risks and uncertainties. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those uncertainties and risk factors detailed from time to time in reports filed by us with the Securities and Exchange Commission, including our most recent reports on Forms 10-KSB and 10-QSB.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release entitled “NaturalNano Announces Development of Nanocomposite Products” issued by NaturalNano, Inc. on November 6, 2006

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO, INC.

Date: November 6, 2006	By:	/s/ Kathleen A. Browne
Kathleen A. Browne
Chief Financial Officer